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EXHIBIT 23

                        CONSENT OF INDEPENDENT AUDITORS


The Board of Directors
Trans Financial Bancorp, Inc.:


        We consent to incorporation by reference in the Registration Statements No. 33-40606 and 33-60844 on Form S-3, Regisration Statement No. 33-52365 on Form S-4 and Registration Statements No. 33-43046, No. 33-53960 and No. 33-72492 on Forms S-8 of Trans Financial Bancorp, Inc. of our report dated January 25, 1994, except as to Note 3 (b), which is as of February 15, 1994, relating to the consolidated balance sheets of Trans Financial Bancorp, Inc. and subsidiaries as of December 31, 1993 and 1992 and the related consolidated statements of income, changes in shareholders' equity and cash flows for each of the years in the three-year period ended December 31, 1993, which report appears in the December 31, 1993 annual report on Form 10-K of Trans Financial Bancorp, Inc.

        Our report refers to changes in the methods of accounting for income taxes and certain investments in debt and equity securities in 1993.

                                                               KPMG PEAT MARWICK



Louisville, Kentucky
March 31, 1994

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